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Item 1:  The following press release was issued by WS Atkins plc on August 2, 2010.

2 August 2010

Proposed Acquisition of The PBSJ Corporation

Summary of the Acquisition

WS Atkins plc (“Atkins” or “the Group”) announces that it has entered into a definitive merger agreement to acquire The PBSJ Corporation (“PBSJ”) for a cash consideration of US$280 million (c.£178 million), unanimously recommended by the boards of Atkins and PBSJ (the “Acquisition”).

The consideration for the Acquisition will be satisfied from Atkins’ available cash resources and new credit facilities.

PBSJ is employee owned and one of America’s leading providers of engineering, planning, architecture, construction, environmental and programme management services, headquartered in Florida. As at 31 March 2010 it employed approximately 3,500 people and in the year to 30 September 2009 generated EBITDA of US$47 million on gross revenue of US$799 million.

The combination of Atkins and PBSJ represents an important step in Atkins’ multi-skill, multi-local strategy and further expands its geographic footprint.

The Acquisition delivers the following benefits for Atkins’ shareholders and clients:

•           balances Atkins’ geographic presence;
•           deepens the Group’s technical skills in established sectors;
•           provides a strong platform for growth; and
•           delivers attractive financial returns.

Commenting on the Acquisition, Keith Clarke, chief executive of Atkins, said:

“This is an important acquisition for Atkins and forms part of our plan to grow our business through a multi-skill, multi-local strategy. PBSJ operates a business model we understand and complements our business superbly, enhancing our skills in environmental, transportation, building design and programme management disciplines. PBSJ has an experienced management team and a strong, long-standing reputation for technical excellence and quality, which underpins its deep client relationships. These are all important criteria for a successful acquisition which will provide us with a strong platform for growth and enable us to drive significant value for our shareholders.”

Robert Paulsen, chairman, CEO and president of PBSJ, said:

“We are excited to be joining Atkins which provides an excellent cultural fit for our business and a great opportunity to further develop our offering. We are both focused on engineering excellence and share a clear vision to become one of the world’s best infrastructure consultancies. Atkins is a well regarded organisation and we look forward to continuing to drive high standards of work with our clients as part of an enlarged world class engineering consultancy”.

An analysts’ meeting to discuss the Acquisition will be held at 10.00 am today at the offices of J.P. Morgan Cazenove, 10 Aldermanbury, London EC2V 7RF.

This summary should be read in conjunction with the full text of this announcement.

Enquiries:

Atkins
Keith Clarke, chief executive
Heath Drewett, Group finance director
Sara Lipscombe, Group communications director Tel: +44 (0)1372 726140

J.P. Morgan Cazenove (Financial Adviser and Broker) Robert Constant

Richard Perelman
Tel: +44 (0)20 7588 2828

Smithfield Consultants (Public Relations)

Alex Simmons
Tel: +44 (0)20 7360 4900
Tel: +44 (0)7970 174 353

Notes to editors

1.           Atkins

Atkins (www.atkinsglobal.com) plans, designs and enables the delivery of complex infrastructure and buildings for clients in the public and private sectors across the world. Atkins is the largest engineering consultancy in the UK and the world’s eleventh largest international design firm (sources: New Civil Engineer Consultants File, 2010; Engineering News-Record, 2010).

Atkins is the official engineering design services provider for the London 2012 Olympic and Paralympic Games.

2.           PBSJ

PBSJ is based in Florida and was founded in 1960 and is one of America’s leading providers of engineering, planning, architecture, construction, environmental and programme management services. The company has grown by developing deep technical skills and has differentiated itself in a highly competitive marketplace by expanding its resources in emerging technologies and combining those capabilities with a solid understanding of its clients’ businesses. The firm is ranked by Engineering News-Record as 28th among the top design firms in the United States. PBSJ has approximately 3,500 employees and more than 80 offices in the United States.

3.           Analyst Presentation

A presentation for analysts will be held today at 10.00 am, at the offices of J.P. Morgan Cazenove, 10 Aldermanbury, London EC2V 7RF.

Those unable to attend in person can listen to the presentation via conference call or live webcast. Access to the webcast is via www.atkinsglobal.com/investors. Conference call details are available from Smithfield on +44 (0)20 7360 4900.

4.           Cautionary Statement

This announcement has been issued by, and is the sole responsibility of, Atkins. No representation or warranty express or implied, is or will be made as to or in relation to, and no responsibility or liability is or will be accepted by J.P. Morgan plc or by any of its affiliates or agents as to or in relation to, the accuracy or completeness of this announcement or any other written or oral information made available to or publicly available to any interested party or its advisers and any liability therefore is expressly disclaimed.

J.P. Morgan plc, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for Atkins and for no one else in connection with the matters set out in this announcement and the Acquisition and will not be responsible to anyone other than Atkins for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in relation to the Acquisition or any matters set out in this announcement.

This announcement contains (or may contain) certain forward-looking statements with respect to Atkins’ current expectations and projections about future events. These statements, which sometimes use, but are not limited to, words such as “anticipate”, “believe”, “intend”, “estimate”, “expect” and words of similar meaning, reflect the directors’ beliefs and expectations and involve a number of risks, uncertainties and assumptions that could cause actual results and performance to differ materially from any expected future results or performance expressed or implied by the forward-looking statement. Statements contained in this announcement regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. The information contained in this announcement is subject to change without notice and, except as required by applicable law, neither Atkins nor J.P. Morgan Cazenove assumes any responsibility or obligation to update publicly or review any of the forward-looking statements contained herein. You should not place undue reliance on forward-looking statements, which speak only as of the date of this announcement.

Nothing in this document should be construed as a profit forecast or be interpreted to mean that the future earnings per share, profits, margins or cash flows of Atkins will necessarily be greater than the historic published figures.

PBSJ will file with the US Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement that will contain important information about PBSJ, the proposed merger and related matters. Before making any voting or investment decision with respect to the Acquisition, shareholders of PBSJ are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the Acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by PBSJ with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from PBSJ by directing a request to PBSJ’s Chief Financial Officer at 800.477.7275, djvrana@pbsj.com or through the PBSJ website www.PBSJ.com/proxy. PBSJ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBSJ’s shareholders in connection with the Acquisition. Information about PBSJ’s directors and executive officers is set forth in the proxy statement on Schedule 14A filed with the SEC on January 25, 2010 and PBSJ’s Annual Report on Form 10-K filed on January 13, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that PBSJ intends to file with the SEC.

Proposed Acquisition of The PBSJ Corporation

1.        Details of the Acquisition

WS Atkins plc (“Atkins” or “the Group”) announces that it has entered into a definitive merger agreement to acquire The PBSJ Corporation (“PBSJ”) for a cash consideration of US$280 million (c.£178 million), unanimously recommended by the boards of Atkins and PBSJ (the “Acquisition”).

The consideration for the Acquisition will be satisfied using Atkins’ available cash resources and new credit facilities.

2.        Background to and reasons for the Acquisition

The combination of Atkins and PBSJ represents an important step in Atkins’ multi-skill, multi-local strategy and further expands its geographic footprint.

The Acquisition delivers the following benefits for Atkins’ shareholders and clients:

Balances Atkins’ geographic presence
•	Atkins will become a group with just over half of its revenue secured in the UK, around a third in the US and one sixth in the Rest of the World.

Deepens the Group’s technical skills in established sectors
•
Atkins enjoys strong long-standing relationships with major transportation infrastructure clients in its existing markets. Similarly PBSJ has long-standing relationships with highways authorities, notably the Florida Department of Transportation and Texas Department of Transportation, as well as at the Federal level.

•
Whilst the primary source of value will be local delivery to our clients, over time we expect to leverage both Atkins’ and PBSJ’s existing technical skills across the enlarged group to develop into adjacent transportation markets.

•
We have strong complementary skills in water and environmental engineering in addition to building design which we expect to exploit within each business’ existing local markets. Atkins also expects to enhance PBSJ’s client offering in geotechnical and tunnelling skills, based on Atkins’ world renowned reputation in this field.

Provides a strong platform for growth
•
The US market is large with prospects for growth. There are long-term requirements for engineering consultancy services due to ageing infrastructure. The top 500 engineering firms in the US command a design market of c.US$80 billion.

•
PBSJ has critical mass, with local management capable of expansion. With a strong office network able to access significant regional markets the potential exists to in-fill skill sets to deepen presence and scale-up operations.

•	Atkins brings scale and resources, experience of sophisticated design and procurement regimes and an ability to deal with complex design solutions and commercial terms.
•
Particular opportunities for growth of the enlarged group exist in the US transport infrastructure market, where PBSJ already holds an enviable position. The additional technical breadth, financial strength and management that Atkins brings will enable PBSJ to accelerate its planned growth in this market.

Delivers attractive financial returns
•	The Acquisition is expected to significantly enhance underlying earnings (see footnote 1) immediately (see footnote 2).
•
The Acquisition offers increased economic efficiency from Atkins’ significant cash resources. The strength of Atkins’ balance sheet and in particular its reported net funds of £302.5 million as at 31 March 2010, together with its new £150 million debt facility enables the enlarged group to maintain a strong financial position post Acquisition.

Atkins’ directors believe that PBSJ, with its high quality management and excellent cultural fit with Atkins, provides a strong US platform from which to grow and deliver significant value for shareholders.

3. Information on PBSJ

PBSJ is an employee-owned professional services organisation headquartered in Florida that provides a broad range of engineering, architecture and construction services, with a strong focus on transportation to a variety of public and private sector clients.

PBSJ utilises its expertise in the engineering, construction management, planning, management, environmental, architectural and surveying disciplines to address complex problems in each of these service areas. The firm provided these services through approximately 3,500 professional, technical and support personnel as of 31 March 2010.

Since PBSJ’s founding in 1960, the firm has grown from a small civil engineering practice with operations in south Florida to a leading US design firm offering a full range of engineering, construction management, architectural and planning services. Engineering News-Record (“ENR”) ranks PBSJ 28th on its list of the top 500 US design firms (ENR April 2010) and 50th on its list of the top 200 environmental firms in the US, based on revenue (ENR August 2009). In the year ended 30 September 2009, PBSJ provided services to approximately 2,600 clients in the public and private sectors. In the year ended 30 September 2009, the firm derived approximately 78% of revenue from the public sector and about 22% from the private sector.

PBSJ provides its services to a broad range of clients, including state, local and municipal agencies, the federal government and private sector businesses. PBSJ’s state and local government clients include numerous state departments of transportation, water utilities, local power generators, waste water treatment agencies, environmental protection agencies, schools and colleges, law enforcement agencies, judiciary, hospitals and other healthcare providers. In the year ended 30 September 2009, PBSJ provided services to federal agencies, including the Federal Emergency Management Administration, US Army Corps of Engineers, Mississippi Emergency Agency and the US Air Force.

The trading record of PBSJ for the last three years ended 30 September 2009 and 6 months to 31 March 2010 is summarised below:

US$ million	6 months to	12 months to	12 months to	12 months to
	31 March 2010	30 September 2009	30 September 2008	30 September 2007
Gross revenue	352	799	618	581
Reported	2	47	32	40
EBITDA*
Adjusted	12	47	32	40
EBITDA**

* Earnings before interest, taxation, depreciation and amortisation

** EBITDA for the six months ended 31 March 2010 from PBSJ’s 10Q has been adjusted to exclude non-recurring items of US$10 million based on information provided by PBSJ’s management – US$7 million of FCPA investigation costs; US$2 million of severance costs; US$1 million of other one-off legal expenses

All figures in the above table have been derived from the consolidated audited financial statements of PBSJ prepared under US Generally Accepted Accounting Principles (“US GAAP”) for the years ended 30 September 2009, 2008 and 2007 as well as the unaudited quarterly statements for the six months ended 31 March 2010.

As at 31 March 2010, PBSJ had gross assets of US$290 million and net debt of US$12 million. For the year ended 30 September 2009 PBSJ reported income before income tax of US$30 million.

PBSJ FCPA Investigation: As reported in PBSJ’s Securities and Exchange Commission (“SEC”) 10Q filing, an internal investigation has been conducted by the Audit Committee of the board of directors of PBSJ to determine whether any laws, including the US Foreign Corrupt Practices Act (“FCPA”), may have been violated in connection with certain projects undertaken by PBS&J International, Inc., one of PBSJ’s subsidiaries with revenue of US$4.3 million and US$3.9 million in the years ended 30 September 2008 and 2009 respectively, in certain foreign countries (the “International Operations”). PBSJ’s Audit Committee completed the internal investigation in May 2010. PBSJ has voluntarily disclosed this matter to the Department of Justice and to the SEC and is cooperating fully with their review. The FCPA (and related statutes and regulations) provides for potential monetary penalties, criminal and civil sanctions and other remedies. PBSJ is unable to estimate the potential penalties that might be assessed for any FCPA violations and, accordingly, no provision was made in PBSJ’s consolidated financial statements.

PBSJ is a reporting company subject to the US Securities and Exchange Act of 1934 and makes periodic filings with the SEC. Such filings are available at www.sec.gov/edgar.shtml.

4. Current trends in trading and prospects of Atkins and PBSJ

Atkins announced its consolidated financial results for the year ended 31 March 2010 on 17 June 2010, prepared under International Financial Reporting Standards (“IFRS”). Subsequent to Atkins’ full-year results, an interim management statement has been issued today. This separate statement is available on the Group’s website, www.atkinsglobal.com.

PBSJ

PBSJ announced its audited consolidated financial results for the year to 30 September 2009 on 13 January 2010 prepared under US GAAP. PBSJ’s unaudited results for the six months ended 30 March 2010 were announced on 17 May 2010.

PBSJ’s results for the six months ended 31 March 2010 showed a profit before interest, taxation, depreciation and amortisation of US$2 million compared to US$21 million for the six months ended 31 March 2009. General and administrative expenses increased compared to the prior period due to a number of non-recurring expenses including legal costs in connection with a FCPA investigation and other costs incurred pursuant to severance agreements. These non-recurring costs have been estimated at US$10 million in aggregate based on information provided by PBSJ’s management.

Revenue for the six months ended 31 March 2010 decreased by US$23 million to US$352 million compared to US$375 million in the corresponding period ended 31 March 2009. Approximately half of the decrease in revenue resulted from PBSJ’s Federal disaster response contracts in the Gulf Coast region, which were approaching their completion in 2010. The remaining decrease in revenue resulted primarily from the completion of projects that were in progress in the comparable period of the prior year and delays in new projects as funding from state and local governments continued to decline. As of 31 March 2010, PBSJ’s order book was approximately US$607 million compared to US$728 million at 30 September 2009.

PBSJ had net debt of US$12 million as at 31 March 2010. Cashflow from operations was an outflow of US$3 million for the six months ended 31 March 2010 compared to an inflow of US$6 million for the six months ended 31 March 2009.

With actions taken by management in the first half of the year to lower the cost base, reducing headcount by c.200 and right-sizing the business, PBSJ entered the second half of the year to 30 September 2010 with confidence. The Board of Atkins believes that there are good prospects for PBSJ as part of the enlarged group and that the combination of Atkins and PBSJ should provide the platform for growth outlined above.

5. Strategy of the enlarged group

PBSJ joins Atkins as a strong, regional business in the US with a highly capable and respected management team. Atkins aims to leverage the enlarged group’s experience and capability to augment quality and depth of propositions in PBSJ’s core markets. In addition, Atkins will leverage its wider range of capabilities and experience to broaden PBSJ’s market offering to develop market adjacencies and to provide competitive advantage. This is intended to be a two way process and PBSJ’s skills and track record will be used to the benefit of the existing Atkins businesses, particularly in environment and transportation.

The Group’s directors believe that the sharing of best practice between the two companies has the potential to drive greater efficiency and employee utilisation. Atkins will also bring its broader track record of reference projects to strengthen PBSJ’s position for bidding major commissions.

Atkins currently has some 500 staff operating in around 20 office locations across the US in activities that are complementary to those in PBSJ. A review will be undertaken of office locations and existing overhead structures to determine potential cost savings across the enlarged group. However, in creating a unified platform in the US, such synergies are expected to be modest and are not central to the investment case.

6.  Employees and management

Atkins attaches great importance to the skills and experience of the existing management and employees of PBSJ. A major benefit of the Acquisition for Atkins is expected to be the combined group’s enhanced talent pool of programme managers, project managers, engineers, planners, architects, scientists, economists, functional specialists and technicians. In total, the combined professional services organisation will have a workforce of approximately 19,000 people – with experience of a wide range of projects, working environments and management and development programmes.

7.           Financing the Acquisition

The total consideration for the Acquisition amounts to US$280 million (c.£178 million) in cash which will be satisfied from available cash resources and new credit facilities. Atkins has agreed a new four year debt facility of £150 million with four major banks in the UK. This enlarged facility replaces the pre-existing £100 million facility which was due to expire in June 2011 and provides significant funding for the enlarged group post Acquisition.

8.           Break fee

If PBSJ terminates or breaches the merger agreement, receives a superior proposal before termination and enters into an agreement or completes a transaction with a third party within 12 months after termination, PBSJ must pay Atkins a termination fee of c.US$8.5 million. If PBSJ’s board changes its recommendation to its shareholders, PBSJ must immediately pay to Atkins the US$8.5 million termination fee.

9.           Principal terms and conditions of the Acquisition

Both parties’ obligations to complete the Acquisition are subject to:

•           approval by PBSJ shareholders (majority of shares outstanding);
•           Hart Scott Rodino approval (mandatory competition filing); and

•           there being no other government or court intervention.

Atkins’ obligations to complete are further subject to:

•	PBSJ’s representations and warranties being true and correct at completion except as would not have a material adverse effect;
•	Exon-Florio clearance (voluntary national security filing);
•	no material adverse change in PBSJ’s business, results of operations, financial condition or prospects; and
•	obtaining all other material consents required.

PBSJ’s obligations to complete are further subject to Atkins’ representations and warranties being true and correct at completion except as would not have a material adverse effect on Atkins’ ability to complete the Acquisition.

10. Timetable to completion

PBSJ will, shortly after approval from the SEC, send a proxy statement to the PBSJ shareholders for the purposes of convening a special meeting of PBSJ’s shareholders and soliciting votes to approve the Acquisition. This special meeting is expected to occur as soon as practicable.

11. Financial advice

J.P. Morgan Cazenove is acting as Financial Adviser and Corporate Broker to Atkins in connection with the Acquisition.

Enquiries:

Atkins
Keith Clarke, chief executive
Heath Drewett, Group finance director
Sara Lipscombe, Group communications director Tel: +44 (0)1372 726140

J.P. Morgan Cazenove (Financial Adviser and Corporate Broker) Robert Constant

Richard Perelman
Tel: +44 (0)20 7588 2828

Smithfield Consultants (Public Relations)

Alex Simmons
Tel: +44 (0)20 7360 4900
Tel +44 (0) 7970 174 353

Cautionary Statement

This announcement has been issued by, and is the sole responsibility of, Atkins. No representation or warranty express or implied, is or will be made as to or in relation to, and no responsibility or liability is or will be accepted by J.P. Morgan plc or by any of its affiliates or agents as to or in relation to, the accuracy or completeness of this announcement or any other written or oral information made available to or publicly available to any interested party or its advisers and any liability therefore is expressly disclaimed.

J.P. Morgan plc, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for Atkins and for no one else in connection with the matters set out in this announcement and the Acquisition and will not be responsible to anyone other than Atkins for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in relation to the Acquisition or any matters set out in this announcement.

This announcement contains (or may contain) certain forward-looking statements with respect to Atkins’ current expectations and projections about future events. These statements, which sometimes use, but are not limited to, words such as “anticipate”, “believe”, “intend”, “estimate”, “expect” and words of similar meaning, reflect the directors’ beliefs and expectations and involve a number of risks, uncertainties and assumptions that could cause actual results and performance to differ materially from any expected future results or performance expressed or implied by the forward-looking statement. Statements contained in this announcement regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. The information contained in this announcement is subject to change without notice and, except as required by applicable law, neither Atkins nor J.P. Morgan Cazenove assumes any responsibility or obligation to update publicly or review any of the forward-looking statements contained herein. You should not place undue reliance on forward-looking statements, which speak only as of the date of this announcement.

Nothing in this document should be construed as a profit forecast or be interpreted to mean that the future earnings per share, profits, margins or cash flows of Atkins will necessarily be greater than the historic published figures.

PBSJ will file with the US SEC and mail to its shareholders a proxy statement that will contain important information about PBSJ, the proposed merger and related matters. Before making any voting or investment decision with respect to the Acquisition, shareholders of PBSJ are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the Acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by PBSJ with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from PBSJ by directing a request to PBSJ’s Chief Financial Officer at 800.477.7275, djvrana@pbsj.com or through the PBSJ website www.PBSJ.com/proxy. PBSJ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBSJ’s shareholders in connection with the

Acquisition. Information about PBSJ’s directors and executive officers is set forth in the proxy statement on Schedule 14A filed with the SEC on January 25, 2010 and PBSJ’s Annual Report on Form 10-K filed on January 13, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that PBSJ intends to file with the SEC.

Footnotes

1.	Underlying earnings before amortisation of intangibles and non-recurring expenses

2.
Nothing in this document should be construed as a profit forecast or be interpreted to mean that the future earnings per share, profits, margins or cash flows of Atkins will necessarily be greater than the historic published figures

Item 2:  The following investor presentation was made available to shareholders of WS Atkins plc on August 2, 2010.

WS Atkins plc
Interim Management Statement
and Acquisition of PBSJ
2 August 2010

Interim Management Statement

Interim Management Statement
Performance
•The Group has begun the year with trading in the first quarter in line with our expectations
Outlook
•Our diversified exposure to end markets continues to give us added resilience to market fluctuations and we remain well prepared for a period of tighter UK Government spending
•We continue to monitor closely the expected demand for our services and adjust our resources accordingly
•The Group continues to have good levels of work in hand and a strong balance sheet and the outlook for the Group remains unchanged since our preliminary results

Source: Extract from 2 August 2010 Interim Management Statement

Acquisition of PBSJ

ATKINS

ATKINS

Our multi-skill, multi-local strategy has three priorities

High performing businesses

- Exceptional people and management
- Focussing on quality

Addressing attractive markets

- Renewables
- Nuclear
- Mass transit

Taking advantage of opportunities by adding technical/niche skills in good markets

- Organic investment
- Acquisitions – cultural fit is paramount

29

We are executing our strategy

Source: Atkins Preliminary Results Presentation 2010

PBSJ meets our acquisition criteria
☑ Cultural fit
☑ Strong local management
☑ A business where engineering excellence is important
☑ In a transparent market that values quality
☑ A business model we understand
☑ Critical size with the ability to grow
☑ Delivers shareholder value

Transaction overview
● Acquisition of PBSJ Corporation (“PBSJ”) for a cash consideration of US$280 million
 (c.£178 million)
● PBSJ, headquartered in Florida, is a leading engineering and design firm
 – 2009 Gross Revenue¹ : US$799 million (c.£509 million)
 – 2009 EBITDA¹ : US$47 million (c.£30 million)
 – Approximately 3,500 employees¹
● Consideration financed through a combination of available cash resources and new bank debt facilities
● Transaction expected to significantly enhance underlying earnings² immediately³
● Completion subject to approval of PBSJ shareholders

¹ US GAAP figures shown for year ended 30 September 2009 derived from PBSJ 10-K; Approximate employee numbers from PBSJ March 2010 10-Q
² Underlying earnings before amortisation of intangibles and non-recurring expenses
³  Nothing in this document should be construed as a profit forecast or be interpreted to mean that the future earnings per share, profits, margins or cash flows of Atkins will necessarily be greater than the historic published figures
USD / GBP rate of US$1.57 / £1

20%
30%
20%
30%
Transportation
Environment, Energy and Construction Services
Design and Federal
Construction management at risk

2009 Gross Revenue by Segment
Overview
Source: Company assessment; Revenue by segment is approximate Gross Revenue for the year ended 30 September 2009
PBSJ - organisation
● One of the US’s leading providers of
 engineering, architecture and
 construction services with a strong focus
 on transportation
● Provides infrastructure planning,
 engineering, construction management,
 environmental consulting, urban
 planning, architecture and programme
 management services
● Experienced senior management team
 with an average of over 25 years of
 relevant experience
● Strong long-standing reputation for
 technical excellence and quality

US$m
1000
800
600
400
200
0
581
618
799
277
300
375
352
2007
2008
2009
2010
Full Year
First Half

US$m
50
40
30
20
10
0
40
32
47
14
15
21
12
2007
2008
2009
2010
Full Year
First Half

PBSJ - financial performance

Source:  Years ended September and half years ended March - US GAAP figures derived from PBSJ 10-K/10-Q
EBITDA
Gross Revenue
*   EBITDA for the six months ended 31 March 2010 from PBSJ’s 10-Q has been adjusted to exclude non-recurring items of US$10m based on information provided by PBSJ management - these include FCPA investigation costs (US$7m), Severance costs (US$2m), Other one-off legal expenses (US$1m)

*

● Leadership changes in the first half of 2010
● Actions taken by management in the first half of the year to reduce cost base
 – reduction in headcount of c.200
● Entering second half of year having right-sized the business and with a good order book

PBSJ - current trading

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns
Transaction rationale

Strong management and cultural fit
underpin clear drivers of value for shareholders

Transaction rationale

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns

Balances our geographic presence

5%
6%
11%
6%
72%
UK
Europe
Middle East
Asia Pac
US

30%
54%
4%
8%
4%
UK
Europe
Middle East
Asia Pac
US

Revenue c.£1.4bn
Revenue c.£1.9bn
+ PBSJ
Source:  Indicative revenue based on twelve months revenue to 31 March 2010 for PBSJ from US GAAP 10-Q and 10-K (assuming an average USD/GBP exchange rate for the period of $1.594/£1) and Atkins Annual Report 2010

Combined 2009/10 revenue by geography
Atkins 2009/10 revenue by geography

US
RoW
Transport, Buildings, Industry
Plan
Design
Enable

Transport, Buildings, Industry
Transport, Buildings, Industry
UK/Europe
Source: Company assessment
Strong
Present
Key:

US
UK/Europe
RoW
Transport, Buildings, Industry
Plan
Design
Enable

Transport, Buildings, Industry
Transport, Buildings, Industry
Strong
Present
Source: Company assessment
Key:

Transaction rationale

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns

¹  Intelligent Transport Systems
PBSJ adds technical skills in transportation, environmental, building design and programme management disciplines

Buildings
Transport
Industry
• Programme and
 project management
• Toll road systems incl.
 electronic collection
• ITS¹ - “Smart
 Highways”
• Aviation infrastructure
 design
Example
skills and
capabilities
• Building design
• Military base master
 planning
• Emergency
 management services
• Theme park design
• Siting, compliance and
 resource permitting
• Environmental
 consultancy
• Water systems design
 and analysis
 PBSJ has strong technical skills
 complementing Atkins’ capabilities

Transaction rationale

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns

 – US market is large with prospects for growth
 – Long-term requirements due to ageing infrastructure
 – The top 500 engineering firms command a design market of c.$80 bn¹

Market
PBSJ
provides
Atkins
brings
 – Critical size with local management capable of expansion
 – Strong office network for accessing significant regional markets
 – Potential to in-fill skill sets to deepen presence and scale up operations
 – Scale and resources
 – Experience of sophisticated design and procurement regimes
 – Ability to deal with greater complexity of design solutions and commercial terms
 Strong platform from which to grow
¹  Engineering News Record (“ENR”) Top 500 Design Firms in the US had overall design revenue of US$80.02 billion in 2009 (ENR April 2010)

Transaction rationale

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns

● Cash consideration of US$280 million
 – As at 31 March 2010, PBSJ had net debt of US$12 million
● Financial effects of the acquisition
 – Acquisition is expected to significantly enhance underlying earnings¹ immediately²
● Funding of the transaction through available cash resources and new bank debt facilities leaves Atkins with a strong balance sheet
 – New four-year debt facility of £150 million (up from £100m)
● Pro forma LTM March 2010 net funds/EBITDA of 0.7x and net debt/EBITDA including the pension deficit of 1.3x

¹  Underlying earnings before amortisation of intangibles and non-recurring expenses
² Nothing in this document should be construed as a profit forecast or be interpreted to mean that the future earnings per share, profits, margins or cash flows of Atkins will necessarily be greater than the historic published figures
USD / GBP rate of US$1.57 / £1

Next steps - Implementation
● PBSJ joins Atkins as a strong, regional US business with a capable and respected management team
● Plan for the enlarged business is to leverage Group experience and apply wider Group capability to provide competitive advantage, broadening its market offering and developing adjacencies
● Atkins’ robust business management approach will enhance PBSJ’s good financial management and reporting processes - underpinning short term performance improvement and subsequent growth
● Cost synergies expected to be modest and not included in the investment case

Next steps - Transaction approval
● Approvals
 – PBSJ shareholder vote
 – Hart Scott Rodino approval (US competition filing)
 – Exon Florio clearance (US national security filing)
● Completion expected in the autumn

Strong management and cultural fit
underpin clear drivers of value for shareholders
Summary

Provides
a strong
platform
for growth
Balances our
geographic
presence
Deepens our
technical skills
in established
sectors
Delivers
attractive
financial
returns

WS Atkins plc
Interim Management Statement
and Acquisition of PBSJ
2 August 2010

Disclaimer
● This presentation is directed only at persons who (i) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (ii) have professional experience in matters relating to investments or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”).  The information distributed at this meeting must not be acted on or relied on by persons who are not relevant persons.
● This presentation must be read in conjunction with the announcements released by Atkins on 2 August 2010 regarding the acquisition of
 PBSJ and the Interim Management Statement.
● This presentation contains (or may contain) certain forward-looking statements with respect to Atkins' current expectations and projections about future events. These statements, which sometimes use, but are not limited to, words such as "anticipate", "believe", "intend",
 "estimate", "expect" and words of similar meaning, reflect the directors' beliefs and expectations and involve a number of risks, uncertainties and assumptions that could cause actual results and performance to differ materially from any expected future results or performance expressed or implied by the forward-looking statement. Statements contained in this presentation regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. The information contained in this presentation is subject to change without notice and, except as required by applicable law, Atkins does not assume any responsibility or obligation to update publicly or review any of the forward-looking statements contained herein. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document.
● No statement in this presentation is or is intended to be a profit forecast or to imply that the earnings of Atkins for the current or future financial years will necessarily match or exceed the historical or published earnings of Atkins.
● PBSJ will file with the US Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement that will contain important information about PBSJ, the proposed merger and related matters.  Before making any voting or investment decision with respect to the Acquisition, shareholders of PBSJ are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the Acquisition.  The proxy statement and other relevant materials (when they become available), and any other documents filed by PBSJ with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from PBSJ by directing a request to PBSJ’s Chief Financial Officer at 800.477.7275, djvrana@pbsj.com or through the PBSJ website
 www.PBSJ.com/proxy.  PBSJ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from
 PBSJ’s shareholders in connection with the Acquisition. Information about PBSJ’s directors and executive officers is set forth in the proxy statement on Schedule 14A filed with the SEC on January 25, 2010 and PBSJ’s Annual Report on Form 10-K filed on January 13, 2010.
 Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that PBSJ intends to file with the SEC.

Appendix
Data

12m to Sep 07	12m to Sep 08	12m to Sep 09	6m to Mar 07	6m to Mar 08	6m to Mar 09	6m to Mar 10
	$m	*$m*	*$m*	*$m*	*$m*	*$m*	*$m*
Revenue	581.5	617.9	798.6	276.9	300.2	374.9	352.2
Income from operations before D&A	42.0	32.1	46.6	15.6	14.7	20.6	1.2
Depreciation and amortization	(11.2)	(10.8)	(14.2)	(5.7)	(5.5)	(6.6)	(6.2)
Income from operations	30.8	21.3	32.4	9.9	9.2	14.0	(5.0)
Investigation costs net of recoveries	(1.8)	-	-	(1.2)	-	-	-
Other income	0.1	0.1	0.2	-	0.1	-	0.7
EBIT	29.1	21.4	32.6	8.7	9.3	14.0	(4.3)
Interest expense	(1.5)	(1.0)	(1.0)	(0.6)	(0.4)	(0.7)	(0.4)
Loss on interest rate swap	-	-	(1.4)	-	-	(1.4)	(0.2)
Income before income taxes	27.6	20.4	30.2	8.1	8.9	11.9	(4.9)
Provision for income taxes	(8.5)	(4.9)	(6.6)	(4.1)	(4.2)	(5.7)	1.5
Net income	19.1	15.5	23.6	4.0	4.7	6.2	(3.4)
EBIT	29.1	21.4	32.6	8.7	9.3	14.0	(4.3)
Depreciation and amortization	11.2	10.8	14.2	5.7	5.5	6.6	6.2
EBITDA	**40.3**	**32.2**	**46.8**	**14.4**	**14.8**	**20.6**	**1.9**

PBSJ - historic financial information

Source: 10-K/10-Q filings with SEC

Item 3:  The following is a transcript of a webcast held on August 2, 2010.

Atkins  2nd August 2010

Heath Drewett:  Good morning everybody and thanks Alan.  I have to say I feel slightly like the hors d’oeuvre ahead of Keith’s main course, so I shall keep it suitably light.  Nonetheless, I am pleased to confirm this morning that the Group has begun the year trading in line with our expectations.  As anticipated our water business in the UK has seen an improvement in the workload, following the conclusion of the Regulatory AMP cycle last year.

Also within the design and engineering solutions segment within the Group, our energy business is performing well and is currently resourcing its recent contract win on the international therma nuclear experimental reactor or ITER project, down in the South of France, as we’ve previously announced.

Elsewhere in the UK, our diversified exposure to a number of end markets continues to provide the Group with added resilience and we remain well prepared for a period of tighter UK Government spending.

Our overseas operations are performing in line with our expectations and in the Middle East in particular, we’re seeing opportunities increase and signs of improving liquidity.

Looking forward, with continued good levels of work in hand and a strong balance sheet, the outlook for the Group remains unchanged since our preliminary results in June.

1

With that short introduction as to the current trading of the Group, I’ll pass over to Keith for the other news.  Thanks very much, Keith.

Keith Clarke:    Now following on, which we think is a very successful first quarter; we’re going to talk about the acquisition of PBSJ.  This is part of what we have said before; we are executing our strategy and just to remind you what we said at our last, I think we said this in the presentation with the preliminary results 2010.  We are still investing in high performance businesses.  We’re investing in people and skills.  We’re doing it in areas we think are attractive, like renewables, nuclear mass transit and a variety of other technical skills.  We are still focused on organic growth and organic investment and you can see that is continuing to be successful, and we have looked at acquisitions where it makes sense and in particular where there is a geographic footprint to be established.

We had a series of criteria that we looked at; and PBSJ meets all of those criteria and it’s worth reviewing those.  One, for a people business, a cultural fit is absolutely essential in terms of behaviour.  A strong local management, where we’re not importing management into a foreign environment, was essential.  A business where engineering excellence is important and a foundation of the way the company performs; and that they be in a market where it’s transparent and values quality, which is clearly one we’re comfortable in the US, and has a business model that we deeply understand.  It also needed a critical size, which therefore gave it the ability to grow sensibly in terms of adjacent sectors and skills and delivers shareholder value, no small feat.

PBSJ met all of those criterias when we sought them out – every single one.  We’re extremely comfortable with them.  Now transaction overview, Heath will deal with this in more detail, but US$280 million, it has approximately 3,500 people based in Florida, very, very strong in transportation in Florida and Texas, but with a good footprint of some other offices.

If you look at them, they are one of the leading providers of engineering architectural construction services, but very much a portfolio like Atkins.  Deep technical quality, deep reputation with clients for performance, and you can see transportation and environment energy construction services is the bulk of their services, but a range of technical services just like us; a very experienced and deep management team in place.

If you look at their financial performance, I’ll deal with 2010 in a second, but going back, they have had traditionally sound financial performance.  In 2010 it’s been a subject to a series of one-offs, which we’ll go through in some more detail later, and also they have been reorganised.  If you go to what happened, there was a leadership change in the first half of this year.  They actually took good actions, just like we would have done to reduce headcount and the cost associated with that.

2

They also reorganised into business units, actually the same way as Atkins is organised, very sensible and pragmatic action that they took, which we would have done something similar had they not done it already, so they’re in a good position going forward and they have a sensible and orderly order book of the right type of business for the right size, going forward, and a very good sales team.

If you go through the transactional rationale one-by-one, the balance of geographic presence, this moves us now and Atkins is 72% UK.  Quite clearly we are comfortable in the UK and have said we are resilient in quite a difficult market going forward and we still will be in the UK, but it moves us from 72% in the UK to 54%, with 30% in the US from immediate effect.

If you look at the skill portfolio, this is Atkins at the moment.  If we add PBSJ, you get something entirely complimentary.  We do have two activities in America – the cost consulting business and oil and gas, entirely complimentary and not overlapping, an excellent fit for our future growth on a regional geographic basis.

If you look at the technical skills, they have deep technical skills in highways, toll road management systems.  They’ve got some great programme management skills and some very sound, a variety of environmental consultancy skills; a whole range of things which add or complement the skills that we have elsewhere around the world; extremely comfortable after considerable due diligence of the depth of that skill.

The platform for growth and the US market is the largest infrastructure market in the globe.  It has huge prospects for growth.  The top 500 engineering firms have a design market per annum of US$80 billion – that’s a design market not a construction market.  We think that the Federal stimulus, albeit with some distress at State level, will continue a very strong market and that the emerging rail market is a huge opportunity for us.

What PBSJ provide – critical size, at 3,500 they have all the infrastructure of management and controls that we would expect, which we can then expand sensibly within our business model.  They have a very strong office network for accessing those additional regional markets.  They also have the potential to infill and deepen skill sets that we have elsewhere, like rail, where they don’t do anything significant at the moment and scale up those operations, either in regions they’re already in or in adjacent.

What do we bring?  We bring the scale and resources of commercial management and focus that a listed company brings, and a view of the future of transferring knowledge from here.  We understand sophisticated procurement regimes, which are now just emerging in the US.  P3 or PFI as it’s called here is a relatively new area, but for a consultant it’s about design management for a design build contractor, without us taking construction risk, but a different process of design.

3

We have proven ability to deal with greater complexity around the world and we are able to do it in quite aggressive, commercial environments.  That is an environment that is emerging in America and leading in part to the consolidation of this sector in the US, which has been going on now at an increasing rate over the recent years; we are now part of that consolidation.

Lastly, it delivers attractive financial returns – extremely important.  Heath do you want to go through this slide?

Heath Drewett:  Yes, I think as the announcement said this morning, it’s an all cash consideration, US$280 million, about GB£178 million at today’s rates; the debt in the business being acquired, if you take their last SEC filing at March 2010 and the business is showing net debt at about US$12 million.

In terms of the financial effects, we’re expecting that the acquisition offers a significant enhancement on underlying earnings immediately.  For those of you that are familiar with the current IFRS accounting, there will be some amortisation of intangibles arising on the acquisition, but at an underlying level pre that amortisation, we’re expecting the acquisition to be immediately earnings enhancing.

We’re pleased to have secured a new four-year facility in the UK.  Our existing facility which was due to expire in June ’11 has been renegotiated with four banks, up to GB£150 million and that’s now a four-year term from July of this year to 2014; and the acquisition will be funded in part by cash resources on the balance sheet and in part by drawdown on the new facility.

Finally, just a comment in terms of the balance sheet strength of the Group, one of Atkins strength over a number of years; the balance sheet post acquisition remains strong, we have a net funds position rather than a net debt position, post acquisition, so a positive net funds to EBITDA ratio of about 0.7 if you use the trailing last 12 months to March 2010 as your earnings number and if you include the pension deficit in the Atkins, existing Atkins Group, you get a net debt to EBITDA on the same trailing 12 month of about 1.3 times, so a good strong balance sheet post acquisition, supported by a renegotiated increased debt facility in the UK.

Keith Clarke:  All right, the next steps, PBSJ they join us a very strong regional US business.  They have a capable and established management team that has organised itself well.  We plan to enlarge that business, leveraging the existing skills that we have and providing that competitive advantage.

We expect that our normal robust management system, fits extremely well with the way PBSJ is organised, but will give it increasing focus on increased margins and growth, just like we have done with Atkins over the last seven years – a proven formula.

4

We have not taken cost synergies into our appraisal of the business.  There will be some – they’re purely upside.  This is done on the basis of growing technical skills and improving the performance at the margin level.  That is what we are very comfortable we can achieve.  There will be some cost savings as well, but that will be upside.

The approvals, PBSJ shareholder vote – I’m off to America tomorrow night – normal Hart-Scott-Rodino and Exon-Florio; we think they are essentially pro forma.  We’re looking forward to a completion expected in the Autumn and we have an orderly transition.

Now in summary, it does give us another geographical footprint and balances the Group.  It deepens our technical skills in area that we understand fully.  It provides us that management team and systems that we can grow from and it is tremendous we believe, for the shareholder.

The underpinning of that actually is the management that we are buying, the technical skills and the cultural fit of that company, which we spent a long time looking for the right company that will drive the value for shareholders.  We have been doing exactly this with Atkins for the last seven years; we are very comfortable we can continue doing it within the existing part of Atkins and the bit we are now adding to the Group in an orderly fashion.

That’s it.  Thank you very much.  I think that’s the end of the presentation and the phone-in.  Thank you very much indeed, thanks for coming at short notice.

5